News Release
Contact: Paul Goodson, Associate Vice President of Investor Relations
866.475.0317 x2271
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Third Quarter 2014 Results
SAN DIEGO, (November 5, 2014) - Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced today its results for the three and nine months ended September 30, 2014.

Highlights for the third quarter ended September 30, 2014, are as follows:

•	Total student enrollment at period end was 59,552.

•	Revenue was $162.7 million compared with $182.8 million for the same period in 2013.

•	Operating income was $10.6 million compared with $19.5 million for the same period in 2013.

•	Net income was $6.3 million compared with $14.2 million for the same period in 2013.

•	Fully diluted earnings per share was $0.14 compared with $0.25 for the same period in 2013.

Student Enrollment
Total student enrollment at Bridgepoint Education's academic institutions, Ashford University and University of the Rockies, was 59,552 students at September 30, 2014, compared with 68,566 students at the end of the third quarter of 2013.
The twelve-month retention for students who started in the third quarter of 2013 was 65.8% as measured in the third quarter of 2014. The twelve-month retention for students who started in the third quarter of 2012 was 60.9% as measured in the third quarter of 2013.
Financial Results
Revenue for the third quarter of 2014 was $162.7 million, compared with revenue of $182.8 million for the same period in 2013. Revenue for the nine months ended September 30, 2014, was $491.4 million, compared to $589.2 million for the same period in 2013.
Operating income for the third quarter of 2014 was $10.6 million compared with operating income of $19.5 million for the same period in 2013. Operating income for the nine months ended September 30, 2014 was $25.1 million compared to $78.3 million for the same period in 2013.
Net income for the third quarter of 2014 was $6.3 million compared with net income of $14.2 million for the same period in 2013. Net income for the nine months ended September 30, 2014 was $14.9 million compared to $51.0 million for the same period in 2013.
Fully diluted earnings per share for the third quarter of 2014 was $0.14 compared with $0.25 for the same period in 2013. The results for the year to date period in 2013 included a pre-tax charge of $5.9 million for severance, which had an impact on earnings equal to $0.06 per diluted share, which did not occur in 2014. Fully diluted earnings per share for the nine months ended September 30, 2014, was $0.32 compared with $0.91 for the same period in 2013.
The Company's effective tax rate for the third quarter of 2014 was 46.1%.

Balance Sheet and Cash Flow
As of September 30, 2014, the Company had cash, restricted cash, cash equivalents and marketable securities of $357.4 million, compared with $356.4 million as of December 31, 2013. The Company generated $24.6 million of cash in operating activities in the nine months ended September 30, 2014, compared with $61.8 million for the same period in 2013.
Earnings Conference Call and Webcast
Bridgepoint Education will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States / Canada is 866-859-7412, and for other callers, 856-452-0684. The access code for all callers is 25687326. A live webcast will also be available on the Company's website at http://ir.bridgepointeducation.com.
A replay of the call will be available via telephone through December 6, 2014. To access the replay, dial 855-859-2056 in the United States / Canada and for other callers, 404-537-3406; then enter the access code 25687326.
About Bridgepoint Education

Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience. Bridgepoint’s technologies, such as Waypoint Outcomes®, enhance the way people learn in the digital age. Bridgepoint owns three academic institutions - Ashford University, University of the Rockies, and Denver Learning Institute. Together, these programs, technologies, and resources represent a unique model for advancing education in the 21st century. Bridgepoint stands for greater access, social learning, and exposure to leading minds. For more information about Bridgepoint Education, call Paul Goodson, Associate Vice President of Investor Relations at 866-475-0317 x2271.
Forward-Looking Statements

This news release may contain forward-looking statements. These statements involve risks and uncertainties, and the Company's actual performance may differ materially from those expressed in or suggested by such statements. Risks and uncertainties include, without limitation:

•	any statements regarding enrollments and student retention;

•	our ability to successfully remediate the control deficiencies that constitute the material weaknesses in our internal controls;

•	Ashford University's ability to successfully operate as an accredited institution subject to the requirements of the California Bureau for Private Postsecondary Education;

•	the risk that the results of the Company’s investments and related enhancements may be different than currently anticipated;

•
failure to comply with the extensive regulatory framework applicable to the Company and its institutions, including Title IV of the Higher Education Act and its implementing regulations, the newly issued “Gainful Employment” rules and regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	adverse regulatory or legislative changes affecting the Company's institutions;

•	the imposition of fines or other corrective measures against the Company or its institutions;

•	competition in the postsecondary education market and its potential impact on the Company's market share and recruiting costs; and

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions.

More information on potential factors that could affect the Company's performance is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's periodic reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014, and amended on August 1, 2014, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, to be filed with the SEC. Forward-looking statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made, and the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, except as required by law.

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$162,654	$182,768	$491,446	$589,224
Costs and expenses:
Instructional costs and services	79,707	83,562	239,641	280,193
Admissions advisory and marketing	56,783	64,507	178,079	179,632
General and administrative	15,583	15,175	48,589	51,066
Total costs and expenses	152,073	163,244	466,309	510,891
Operating income	10,581	19,524	25,137	78,333
Other income, net	1,080	786	2,159	2,371
Income before income taxes	11,661	20,310	27,296	80,704
Income tax expense	5,370	6,099	12,380	29,712
Net income	$6,291	$14,211	$14,916	$50,992
Earnings per share:
Basic	$0.14	$0.26	$0.33	$0.94
Diluted	0.14	0.25	0.32	0.91
Weighted average number of common shares outstanding used in computing earnings per share:
Basic	45,301	54,336	45,145	54,201
Diluted	46,474	56,431	46,495	55,795

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$188,779	$212,526
Restricted cash	24,773	36,946
Investments	51,074	65,901
Accounts receivable, net	31,375	22,953
Student loans receivable, net	984	1,043
Deferred income taxes	16,698	16,683
Prepaid expenses and other current assets	18,365	21,563
Total current assets	332,048	377,615
Property and equipment, net	88,098	91,425
Investments	92,777	41,062
Student loans receivable, net	9,977	11,785
Goodwill and intangibles, net	25,586	26,878
Deferred income taxes	17,441	18,507
Other long-term assets	2,372	2,740
Total assets	$568,299	$570,012
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,460	$5,195
Accrued liabilities	48,854	54,290
Deferred revenue and student deposits	109,105	132,791
Total current liabilities	168,419	192,276
Rent liability	21,356	23,927
Other long-term liabilities	9,978	9,271
Total liabilities	199,753	225,474
Total stockholders' equity	368,546	344,538
Total liabilities and stockholders' equity	$568,299	$570,012

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net income	$14,916	$50,992
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	21,961	31,670
Depreciation and amortization	17,914	15,861
Amortization of premium/discount	85	2,662
Deferred income taxes	1,124	—
Stock-based compensation	7,891	10,704
Excess tax benefit of option exercises	(1,171)	(863)
Loss on impairment of student loans receivable	1,466	790
Net gain on marketable securities	(22)	(62)
Loss on disposal of fixed assets	80	—
Changes in operating assets and liabilities:
Restricted cash	12,202	7,531
Accounts receivable	(30,314)	(18,826)
Prepaid expenses and other current assets	3,317	(155)
Student loans receivable	763	218
Other long-term assets	368	379
Accounts payable and accrued liabilities	(532)	8,960
Deferred revenue and student deposits	(23,600)	(48,160)
Other liabilities	(1,864)	107
Net cash provided by operating activities	24,584	61,808
Cash flows from investing activities
Capital expenditures	(9,644)	(11,737)
Purchases of investments	(87,855)	(26,724)
Restricted cash	(29)	—
Capitalized costs for intangible assets	(2,957)	(3,518)
Sales and maturities of investments	50,000	161,854
Net cash provided by (used in) investing activities	(50,485)	119,875
Cash flows from financing activities
Proceeds from exercise of stock options	3,076	1,250
Excess tax benefit of option exercises	1,171	863
Proceeds from the issuance of stock under employee stock purchase plan	—	604
Proceeds from the exercise of warrants	—	8
Tax withholdings on issuance of restricted stock	(2,093)	(1,080)
Net cash provided by financing activities	2,154	1,645
Net increase (decrease) in cash and cash equivalents	(23,747)	183,328
Cash and cash equivalents at beginning of period	212,526	208,971
Cash and cash equivalents at end of period	$188,779	$392,299